Exhibit 10.5

ELEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Eleventh Amendment to Loan and Security Agreement is entered into as of February 14, 2019 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”) and BRIDGELINE DIGITAL, INC. (“Borrower”).

RECITALS

A.    Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 9, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of August 15, 2016, that certain Second Amendment to Loan and Security Agreement dated as of December 12, 2016, that certain Third Amendment to Loan and Security Agreement dated as of August 10, 2017, that certain Fourth Amendment to Loan and Security Agreement dated as of October 6, 2017, that certain Fifth Amendment to Loan and Security Agreement dated as of November 27, 2017, that certain Sixth Amendment to Loan and Security Agreement dated as of February 1, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of May 10, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of August 10, 2018, that certain Ninth Amendment to Loan and Security Agreement dated as of September 21, 2018 and that certain Tenth Amendment to Loan and Security Agreement dated as of December 27, 2018 (collectively, the “Agreement”).

B.    Borrower has informed Bank that it intends to acquire certain assets from a certain Canadian company (“Seller”) pursuant to the terms set forth in that certain Asset Purchase Agreement by and between Borrower and Seller dated on or around February 8, 2019 (the “Acquisition Agreement”), with respect to Seller’s information technology software business focused on the development and deployment of a proprietary content management platform (the “Proposed Transaction”). Borrower has requested that Bank consent to the Proposed Transaction, and Bank has agreed to provide its consent, in accordance with the terms set forth in this Amendment.

C.    The parties also desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    Notwithstanding the restrictions contained in Section 7.3 or Section 7.7 of the Agreement, and subject to Borrower’s compliance with all of the terms set forth herein and in the Agreement, Bank consents to the Proposed Transaction (including the payment of the Deposit (as defined in the Acquisition Agreement) prior to the consummation of the Proposed Transaction). The foregoing consent by Bank is subject to the timely satisfaction of the following conditions:

(i)     Bank’s receipt of the final, executed and definitive Acquisition Agreement, which shall be in form and substance substantially similar to the draft Acquisition Agreement provided to Bank prior to the date hereof, along with all schedules and exhibits, and the Approval and Vesting Order (as defined in the Acquisition Agreement), each in form and substance reasonably satisfactory to Bank;

(ii)    the Purchased Assets (as defined in the Acquisition Agreement) acquired from Seller are free and clear of all Liens other than the first priority Lien in favor of Bank (and Borrower shall promptly take such actions and execute such documents as may be required to perfect Bank’s security interest in such Purchased Assets);

(iii)   Borrower incurs no Indebtedness in connection with the Proposed Transaction (other than the “Assumed Liabilities” (as defined and set forth in the Acquisition Agreement);

(iv)    no Event of Default has occurred that is continuing on the Closing Date (as defined in the Acquisition Agreement) or would exist after the Closing (as defined the Acquisition Agreement) and giving effect to the consummation of the Proposed Transaction;

(v)    Borrower receives at least USD$7,000,000 in net cash proceeds from the sale and issuance of its equity securities (or Subordinated Debt securities) after February 8, 2019 and prior to the Closing Date, such that following the Closing and payment of the cash consideration required under the Acquisition Agreement, Borrower retains at least USD$2,000,000 of such net cash proceeds;

(vi)   any Subsidiary created or acquired by Borrower in connection with the Proposed Transaction is joined as a coborrower under the Agreement within one (1) Business Day of such Subsidiary’s creation or acquisition by Borrower, and Borrower shall cause such Subsidiary to promptly execute and deliver to Bank such joinder agreement, documents, and instruments as may be required by Bank to effectuate the foregoing and to provide Bank with a first priority perfected security interest in the assets of such Subsidiary; and

(vii)  Borrower shall promptly (and in any event within five (5) Business Days) notify Bank of the assignment or registration of any Intellectual Property acquired (directly or indirectly) by Borrower in connection with the Proposed Transaction that is recorded with the US Copyright Office or the US Patent and Trademark Office or Canadian Intellectual Property Office, and execute and deliver to Bank such intellectual property security agreement(s) with respect to such registered Intellectual Property.

2.    Borrower acknowledges and agrees that failure to timely comply with any of the foregoing shall constitute an Event of Default to which no cure period shall automatically apply.

3.    Borrower acknowledges and agrees that any Accounts acquired in connection with, or generated from, the Purchased Assets shall not constitute “Eligible Accounts” without the prior written consent of Bank, which consent may be granted in Bank’s sole discretion, and such consent may be conditioned upon the completion of a collateral audit and such other undertakings as may be required by Bank.

4.    The following definition set forth in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

“Revolving Maturity Date” means February 29, 2020.

5.    Effective only upon the Closing, the last sentence in Section 6.9(b) of the Agreement is amended and restated in its entirety to read as follows:

Borrower and Bank shall mutually agree upon minimum quarterly Adjusted EBITDA amounts for subsequent fiscal quarters no later than January 31, 2020.

6.    Effective only upon the Closing, Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto. For the sake of clarity, if the Proposed Transaction is not consummated prior to March 31, 2019, then the attached Exhibit D shall be disregarded and the Exhibit D previously agreed upon by Borrower and Bank in connection with the Tenth Amendment to Loan and Security Agreement dated as of December 27, 2018 shall remain in effect.

7.    Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and no Event of Default has occurred and is continuing.

8.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

10.  As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)     the draft Acquisition Agreement;

(b)     payment of a prorated facility fee in the amount of $1,000, plus an amendment fee in the amount of $5,000, plus all Bank Expenses incurred through the date of this Amendment;

(c)     affirmation of guaranty;

(d)     affirmation of intercreditor agreement; and

(e)     such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGELINE DIGITAL, INC. By: /s/ Carole Tyner Name: Carole Tyner Title: CFO

HERITAGE BANK OF COMMERCE By: /s/ Karla Shrader Name: Karla Shrader Title: Vice President

Exhibit D
Compliance Certificate

TO:	HERITAGE BANK OF COMMERCE

FROM:	BRIDGELINE DIGITAL, INC.

The undersigned authorized officer of BRIDGELINE DIGITAL, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
A/R & A/P Agings	Monthly within 30 days		Yes	No
Sales journal	Monthly within 30 days		Yes	No
Collections journal	Monthly within 30 days		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No
Deferred Revenue Schedule	Monthly within 30 days		Yes	No
Balance Sheet and Income Statement	Monthly within 30 days		Yes	No
Compliance Certificate	Monthly within 30 days		Yes	No
Quarterly Financial statements/Form 10-Q	Quarterly within 5 days of filing		Yes	No
Annual Financial Statements/Form 10-K/ (CPA audited)	Annually within 5 days of filing		Yes	No
Borrower’s and Personal Guarantor’s tax returns and schedules	Annually within 5 days of filing but no later than October 31st of each year		Yes	No
Personal Guarantor’s personal financial statements	Annually no later than October 31st of each year (or more frequently as Bank may request)		Yes	No
A/R and Collateral audit	Semi-annually		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies
Minimum Cash	$500,000	$___________	Yes	No
Asset Coverage Ratio	1.40 : 1.00	_____: 1.00	Yes	No
Maximum quarterly Adjusted EBITDA Loss for:
Quarter ending 3/31/19	($1,125,000)	$__________	Yes	No
Quarter ending 6/30/19	($853,000)	$__________	Yes	No
Quarter ending 9/30/19	($515,000)	$__________	Yes	No
Quarter ending 12/31/19	($198,000)	$__________	Yes	No
Quarter ending 3/31/19 and beyond	TBD	$__________	Yes	No

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE